UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 17, 2012

(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York (Address of principal executive offices)		11101
		(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM	5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(b) On January 17, 2012, Mr. Nicholas W. Alexos notified Sirona Dental Systems, Inc. (the “Company”) of his decision to resign from the Board of Directors (the “Board”), effective January 18, 2012. Also on January 17, 2012, Mr. Timothy D. Sheehan announced his decision to resign from the Board, effective January 18, 2012. Their respective resignations were not the result of any disagreement with the Company.

On January 18, 2012, the Company issued a press release announcing the resignations of Messrs. Alexos and Sheehan, a copy of which is attached as Exhibit 99.1 hereto.

ITEM	9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated Wednesday, January 18, 2012, of Sirona Dental Systems, Inc., announcing the resignation of Messrs. Alexos and Sheehan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC. (Registrant)

	By:	/s/ Jonathan Friedman
Date: January 18, 2012		Jonathan Friedman
Secretary and General Counsel